Exhibit 99

Standex Reports Second-Quarter 2019 Financial Results

Revenue Increases 5.3%

GAAP Operating Income Increases 18.5%; Adjusted Operating Income Grows 9.1%

GAAP Operating Income Margin Expands 117 Basis Points; Adjusted Operating Income Margin Grows 38 BPS

Net New Business Grows 42% from Growth Laneways

SALEM, N.H.--(BUSINESS WIRE)--January 30, 2019--Standex International Corporation (NYSE:SXI) today reported financial results for its second quarter of fiscal year 2019 ending December 31, 2018.

Second-Quarter Fiscal 2019 Results

  Net sales increased 5.3% year-over-year to $195.5 million with organic sales up 1.6%. Acquisitions contributed 5.1% to growth and foreign exchange had a negative effect of 1.4%.
  Net income from continuing operations was $12.5 million, or $0.98 per share including a discrete tax benefit of $0.7 million offset by tax-effected acquisition related charges of $0.6 million and restructuring expenses of $0.1 million. This compares with a second-quarter fiscal 2018 net loss from continuing operations of $4.3 million, or a loss of $0.34 per share, including $15.0 million of discrete tax charges related to US Tax Reform along with $1.3 million and $0.5 million of tax adjusted restructuring and acquisition related expenses respectively. Adjusted net income from continuing operations for the second quarter of 2019 was $12.5 million, or $0.98 per diluted share, in line with the prior-year period results.
  Net working capital (defined as accounts receivable plus inventories less accounts payable) was $164.9 million at the end of the second quarter of fiscal 2019, compared with $142.5 million a year earlier.
  The Company closed the quarter with net debt (defined as debt less cash) of $196.5 million, compared with $190.2 million at the end of the first quarter fiscal 2019.

A reconciliation from reported GAAP amounts to the non-GAAP measures of adjusted operating income, adjusted operating income margin, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free operating cash flow is included later in this release.

Management Comments

“Our focus on improving the quality of our earnings through organic and inorganic efforts continues to pay off as EBITDA margins increased 76 basis points in the quarter,” said President and Chief Executive Officer David Dunbar. “We delivered strong organic growth in our Electronics, Engineering Technologies, Scientific and Hydraulics businesses. Notably, growth laneway sales generated new business growth of 42% to $14.5 million. From an operating perspective, we are beginning to see Engineering Technologies’ profitability improving as we delivered another sequential quarter of margin improvement.

“Our second quarter performance was impacted by several headwinds that we are monitoring closely and actively addressing including ongoing softness in the North American Refrigeration market in addition to tariff-related softness in China, and material inflation,” continued Dunbar.

“We are focused on completing the divestiture of the Cooking Solutions business, which is proceeding on schedule. Going forward, we remain focused on executing our strategy to transform Standex into a world-class operating company and optimize Standex’s growth and margin performance. We are committed to investing in our growth platforms, both organically and through acquisitions, while making strategically informed portfolio decisions that allow us to redeploy capital to opportunities that improve the quality of our earnings.”

Segment Review

Food Service Equipment sales from continuing operations decreased 6.2% year-over-year, and operating income decreased 13.0%.

“Food Service Equipment revenues and operating income declined as continued market softness in the Refrigeration businesses offset double digit growth in Scientific,” said Dunbar. “Refrigeration sales were down double digits as we experienced ongoing soft demand from Drug Retail, Dollar Stores, Quick Service Restaurants and dealers in line with national industry-wide spending levels.

“Looking ahead, we remain focused on continuing to grow differentiated products through the promotion and introduction of new offerings in the Scientific, Merchandising and Specialty Pump businesses. In addition, we are implementing additional productivity and operational excellence actions to better align the Refrigeration business with current market conditions, and to better position our well-established NorLake and Master Bilt brands to capitalize when the markets recover.”

Engraving sales increased 13.6% year-over-year. Operating income declined 1.6%.

“Engraving sales grew with the addition of the Tenibac-Graphion business that we acquired in the first quarter,” said Dunbar. “Sales to global auto programs increased by 7%, but were offset by decreases in non-auto programs. In addition, organic sales decreased as strong China domestic sales were offset by a decline in Chinese exports due to the impact of tariffs on Chinese toolmakers. Engraving profitability was impacted by three distinct items: outsourcing expenses related to laser capacity, a tariff-related program cancelation, and delays in an Innovent drum order for a consumer goods customer.

“Looking ahead, we have added laser capacity and we remain focused on completing the Tenibac integration, which is progressing well. In addition, we will continue to execute on growth laneways like Architexture, Nickel Shell, Laser and performance surfaces that position Standex to capitalize on robust automotive program roll outs and the proliferation of Electric vehicles.”

Engineering Technologies sales increased 7.5% year-over-year, and operating income increased 33.6%.

“Engineering Technologies revenue grew year over year due to strength in Space, Energy and Aviation lipskin components, which was partially offset by lower Aviation engine component sales,” said Dunbar. “Operating income margin grew to 8.7% during the quarter, the second sequential increase in a row.

“Going forward, we are focused on delivering sales and margin improvement in the second half of our fiscal year as we capitalize on increased demand in the Aviation, Space, Energy and Defense markets as well as productivity improvements in our plants.”

Electronics sales were up 14.5% year-over-year. Operating income was up 1.0% year over year.

“The year-over-year sales increase in Electronics was driven by double digit growth on sensors, switches, relays and planar technologies, which was partially offset by a tariff-related demand slowdown in Asia,” said Dunbar. “The Agile acquisition contributed to overall Electronics sales growth but was partially offset by a slowdown in the semi-conductor market, while the segment as a whole was impacted by material inflation.

“Looking ahead, we are focused on capitalizing on new business opportunities and advancing the integration of Agile to further enhance our ability to service the high-reliability, mission-critical, and custom-designed magnetics market.”

Hydraulics reported a 13.4% year-over-year sales increase and a 27.2% operating income increase.

“Hydraulics sales, orders and backlog increased double digits, driven by robust market strength in our end markets,” said Dunbar. “The business was positively impacted by the favorable elimination of Section 301 Tariffs on certain products from our Chinese subsidiary as well as productivity improvements. In addition, we are well positioned to benefit from the strong market environment and the anticipated softening of metal prices in the next few quarters.”

Business Outlook

“As we turn into the second half of 2019, we expect to deliver strong results in our Scientific, Hydraulics and Engineering Technologies businesses and to capitalize on growth laneways and new business opportunities in Electronics and Engraving to counter market softening in Europe and Asia,” said Dunbar. “We continue to focus our investments on our large funnel of organic initiatives and acquisitions that enhance high-return businesses such as Electronics and Engraving and set Standex up to capitalize on potential upside across several platforms. Although we expect to face ongoing headwinds like North American Refrigeration market softness and material inflation, we are confident that we are taking the actions necessary to align the business with market demand, while also positioning Standex to deliver on our long-term financial targets and fulfill our mission to become a best-in-class operating company.”

Conference Call Details

Standex will host a conference call for investors tomorrow, January 31, 2019 at 10:00 a.m. ET. On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations”, located at www.standex.com. A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation through February 14, 2019. To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 7488729. The webcast replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including income from operations, adjusted operating margin, adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures, including the impact of restructuring charges, purchase accounting, discrete tax events, and acquisition costs, helps investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment, Engraving, Engineering Technologies, Electronics, and Hydraulics with operations in the United States, Europe, Canada, Japan, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Standex International Corporation
Consolidated Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(In thousands, except share data)	2018	2017	2018	2017

Net sales	$195,522	$185,694	$388,609	$374,836
Cost of sales	128,586	122,377	252,421	245,848
Gross profit	66,936	63,317	136,188	128,988

Selling, general and administrative expenses	45,693	43,794	91,165	86,851
Restructuring costs	177	1,775	624	4,732
Acquisition related costs	859	703	1,547	1,708

Income from operations	20,207	17,045	42,852	35,697

Interest expense	3,123	1,793	5,368	3,514
Other (income) expense, net	750	242	1,015	336
Total	3,873	2,035	6,383	3,850

Income from continuing operations before income taxes	16,334	15,010	36,469	31,847
Provision for income taxes	3,860	19,359	9,702	23,622
Net income (loss) from continuing operations	12,474	(4,349)	26,767	8,225

Income (loss) from discontinued operations, net of tax	924	1,543	2,488	2,968

Net income (loss)	$13,398	$(2,806)	$29,255	$11,193

Basic earnings per share:
Income (loss) from continuing operations	$0.99	$(0.34)	$2.11	$0.65
Income (loss) from discontinued operations	0.07	0.12	0.20	0.23
Total	$1.06	$(0.22)	$2.31	$0.88

Diluted earnings per share:
Income (loss) from continuing operations	$0.98	$(0.34)	$2.10	$0.64
Income (loss) from discontinued operations	0.07	0.12	0.20	0.23
Total	$1.05	$(0.22)	$2.30	$0.87

Average Shares Outstanding
Basic	12,636	12,704	12,667	12,689
Diluted	12,685	12,704	12,737	12,778

Standex International Corporation
Condensed Consolidated Balance Sheets

	(Unaudited)
	December 31,	June 30,
(In thousands)	2018	2018

ASSETS
Current assets:
Cash and cash equivalents	$118,174	$109,602
Accounts receivable, net	111,905	119,783
Inventories	109,423	104,300
Prepaid expenses and other current assets	21,425	10,255
Income taxes receivable	1,486	2,348
Current assets- Discontinued Operations	36,092	37,671
Total current assets	398,505	383,959

Property, plant, equipment, net	142,332	136,934
Intangible assets, net	115,495	84,938
Goodwill	261,569	211,751
Deferred tax asset	6,313	7,447
Other non-current assets	28,384	29,749
Long-term Assets- Discontinued Operations	61,454	62,159
Total non-current assets	615,547	532,978

Total assets	$1,014,052	$916,937

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$56,460	$78,947
Accrued liabilities	61,262	57,679
Income taxes payable	7,672	6,050
Current liabilities- Discontinued Operations	18,906	18,665
Total current liabilities	144,300	161,341

Long-term debt	314,661	193,772
Accrued pension and other non-current liabilities	102,215	110,979
Non-current liabilities- Discontinued Operations	50	50
Total non-current liabilities	416,926	304,801

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	63,024	61,328
Retained earnings	784,687	761,430
Accumulated other comprehensive loss	(126,777)	(121,859)
Treasury shares	(310,084)	(292,080)
Total stockholders' equity	452,826	450,795

Total liabilities and stockholders' equity	$1,014,052	$916,937

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
(Unaudited)
	Six Months Ended
	December 31,
(In thousands)	2018	2017

Cash Flows from Operating Activities
Net income	$29,255	$11,193
Income (loss) from discontinued operations	2,488	2,968
Income from continuing operations	26,767	8,225

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,817	12,843
Stock-based compensation	2,029	2,877
Non-cash portion of restructuring charge	(132)	664
Contributions to defined benefit plans	(499)	(530)
Net changes in operating assets and liabilities	(29,132)	822
Net cash provided by operating activities - continuing operations	13,850	24,901
Net cash (used in) operating activities - discontinued operations	5,411	726
Net cash provided by operating activities	19,261	25,627
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(16,192)	(14,723)
Expenditures for acquisitions, net of cash acquired	(95,918)	(10,397)
Proceeds from life insurance policies	-	2,217
Other investing activities	3,144	1,087
Net cash (used in) investing activities from continuing operations	(108,966)	(21,816)
Net cash provided by (used in) investing activities from discontinued operations	2,690	(960)
Net cash (used in) investing activities	(106,276)	(22,776)
Cash Flows from Financing Activities
Proceeds from borrowings	509,500	108,500
Payments of debt	(387,500)	(87,288)
Contingent consideration payment	(910)	-
Activity under share-based payment plans	797	622
Purchase of treasury stock	(19,135)	(1,924)
Cash dividends paid	(4,825)	(4,312)
Net cash provided by financing activities	97, 927	15,598

Effect of exchange rate changes on cash	(2,340)	2,374

Net changes in cash and cash equivalents	8,572	20,823
Cash and cash equivalents at beginning of year	109,602	88,566
Cash and cash equivalents at end of period	$118,174	$109,389

Standex International Corporation
Selected Segment Data
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(In thousands)	2018	2017	2018	2017
Net Sales
Food Service Equipment	$68,653	$73,165	$140,991	$150,992
Engraving	38,485	33,879	74,466	66,708
Engineering Technologies	23,568	21,928	44,351	42,195
Electronics	52,700	46,035	104,150	92,851
Hydraulics	12,116	10,687	24,651	22,090
Total	$195,522	$185,694	$388,609	$374,836

Income from operations
Food Service Equipment	$5,190	$5,968	$11,857	$14,287
Engraving	6,849	6,958	14,398	14,540
Engineering Technologies	2,061	1,543	3,836	2,724
Electronics	10,376	10,269	23,163	20,552
Hydraulics	1,929	1,517	3,512	3,389
Restructuring	(177)	(1,775)	(624)	(4,732)
Acquisition related costs	(859)	(703)	(1,547)	(1,708)
Corporate	(5,162)	(6,732)	(11,743)	(13,355)
Total	$20,207	$17,045	$42,852	$35,697

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
(In thousands, except percentages)	2018	2017	% Change	2018	2017	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Net Sales	$195,522	$185,694	5.3%	$388,609	$374,836	3.7%
Income from operations, as reported	$20,207	$17,045	18.6%	$42,852	$35,697	20.0%
Income from operations margin	10.3%	9.2%		11.0%	9.5%
Adjustments:
Restructuring charges	177	1,775		624	4,732
Acquisition-related costs	859	703		1,547	1,708
Purchase accounting	55	-		511	204
Adjusted income from operations	$21,298	$19,523	9.1%	$45,534	$42,341	7.5%
Adjusted income from operations margin	10.9%	10.5%		11.7%	11.3%

Interest and other income (expense), net	(3,873)	(2,035)		(6,383)	(3,850)
Provision for income taxes	(3,860)	(19,359)		(9,702)	(23,622)
Discrete and other tax items	(779)	15,016		(779)	15,016
Tax impact of above adjustments	(309)	(629)		(759)	(1,688)
Net income from continuing operations, as adjusted	$12,477	$12,516	-0.3%	$27,911	$28,197	-1.0%

EBITDA and Adjusted EBITDA:
Net income from continuing operations, as reported	$12,474	$(4,349)		$26,767	$8,225
Net income from continuing operations margin	6.4%	NM		6.9%	2.2%
Add back:
Provision for Income Taxes	3,860	19,359		9,702	23,622
Interest expense	3,123	1,793		5,368	3,514
Depreciation and amortization	8,161	6,572		14,817	12,843
EBITDA	$27,618	$23,375	18.2%	$56,654	$48,204	17.5%
EBITDA Margin	14.1%	12.6%		14.6%	12.9%
Adjustments:
Restructuring charges	177	1,775		624	4,732
Acquisition-related costs	859	703		1,547	1,708
Purchase accounting	55	-		511	204
Adjusted EBITDA	$28,709	$25,853	11.0%	$59,336	$54,848	8.2%
Adjusted EBITDA Margin	14.7%	13.9%		15.3%	14.6%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$16,421	$30,356		$13,850	$24,901
Less: Capital expenditures	(8,727)	(5,867)		(16,192)	(14,723)
Free operating cash flow	$7,694	$24,489		$(2,342)	$10,178

Net income from continuing operations	12,474	(4,349)		26,767	8,225
Discrete tax item - tax on foreign cash	(779)	15,016		(779)	15,016
Adjusted net income	11,695	10,667		25,988	23,241
Conversion of free operating cash flow	65.8%	229.6%		NM	43.8%

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
Adjusted earnings per share from continuing operations	2018	2017	% Change	2018	2017	% Change

Diluted earnings per share from continuing operations, as reported	$0.98	$(0.34)	388.2%	$2.10	$0.64	228.1%

Adjustments:
Restructuring charges	0.01	0.10		0.04	0.28
Acquisition-related costs	0.05	0.04		0.09	0.10
Discrete Tax Items	(0.06)	1.18		(0.06)	1.18
Purchase accounting expenses	-	-		0.03	0.01
Diluted earnings per share from continuing operations, as adjusted	$0.98	$0.98	0.0%	$2.20	$2.21	(0.5%)

Safe Harbor Language
Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unanticipated legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economic conditions in the markets we serve, the impact of foreign exchange, increases in raw material costs, the ability to substitute less expensive alternative raw materials, changes in the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, market acceptance of our products, our ability to design, introduce and sell new products and related product components, the ability to redesign certain of our products to continue meeting evolving regulatory requirements, the impact of delays initiated by our customers, our ability to increase manufacturing production to meet demand, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions, changes in pension funding requirements, the impact of trade tariffs as well as recently passed tax reform legislation in the United States and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2018, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

CONTACT:
Thomas DeByle, CFO
(603) 893-9701
e-mail: InvestorRelations@Standex.com